                                                                   Exhibit 10(a)
                                                           Form 10-QSB (3/31/97)

                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of January 15, 1997, by and between EIP Microwave, Inc. ("Borrower") whose address is 1745 McCandless Drive, Milpitas, CA 95035, and Silicon Valley Bank ("Silicon") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated March 10, 1992 (including the Schedule thereto), as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Credit Limit in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "A/R Facility"). The A/R Facility has been modified pursuant to, among other documents, a Loan Modification Agreement dated November 15, 1996, pursuant to which, among other things, the Credit Limit was decreased to One Hundred Eighty Five Thousand and 00/100 Dollars ($185,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES: Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   MODIFICATION(S) TO LOAN AGREEMENT.

          1. Notwithstanding anything to the contrary contained in the section entitled "1.1 Loans", Silicon, in its discretion, will make loans to the Borrower (the "Loans") in amounts determined by Silicon in its discretion up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule").

          2.   The following modifications pertain to the Schedule to the Loan
               Agreement:

                 a.  Modification(s) to Credit Limit.

                      (1) The first paragraph of the section entitled "Credit Limit (Section 1.1)" is hereby amended in its entirety to read as follows:

                      An amount not to exceed the lesser of: (i)
                      $500,000.00 at any one time outstanding or (ii) 60% of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing.

                      (2) Notwithstanding anything to the contrary contained in the section entitled "Credit Limit (Section 1.1)" accounts relating to Marconi Instruments and accounts relating to and with respect to which the account debtor is a federal, state, or local governmental entity shall no longer be deemed as eligible accounts.

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
                                                                   Exhibit 10(a)
                                                           Form 10-QSB (3/31/97)

               b.  Extension of Maturity Date.

                  The Maturity Date as set forth in the section entitled
                      "Maturity Date (Section 5.1)" is hereby deleted and replaced, effective as of the date hereof, with "March 5, 1997."

               c.  Modification of the Financial Covenants.

                  (1) The Tangible Net Worth and Profitability covenants
                      as set forth in the section entitled "Financial Covenants (Section 4.1)" are hereby amended to read as follows:

                      TANGIBLE NET WORTH. Borrower shall maintain, on a monthly basis, beginning with the month ended September 30, 1996, a tangible net worth of not less than $1,000,000.00 plus 100% of funded
                      Subordinated Debt.

                      PROFITABILITY. Borrower shall be profitable (after taxes) on a quarterly basis with an allowance for losses of $135,000.00 for the quarter ended
                      December 31, 1996 and $105,000.00 for the quarter ending March 31, 1997.

                  (2) Notwithstanding anything to the contrary contained
                      in the definition of "Subordinated Debt", indebtedness owing by Borrower to the Creditor's named below, which shall be subordinated to the indebtedness of Silicon under a subordination agreement in form specified by Silicon, shall be included in the Tangible Net Worth for the purposes of the Financial Covenants:

                  CREDITORS                   AMOUNT
                  ---------                   ------
                  John F. Bishop              $300,000.00
                  J. Bradford Bishop          $300,000.00

               d.  Modification to "Other Covenants".

                  The last sentence in paragraph 2 of the section of the Schedule to the Loan Agreement entitled "Other Covenants (Section 4.1)", describing the monthly backlog report requirement, is hereby deleted.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.   PAYMENT OF LOAN FEE.     Borrower shall pay to Silicon a fee in the
amount of Five Hundred and 00/100 Dollars ($500.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY.     Borrower (and each guarantor and pledgor
signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this

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
                                                                   Exhibit 10(a)
                                                           Form 10-QSB (3/31/97)

Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.   CONDITIONS.    The effectiveness of this Loan Modification Agreement is
conditioned upon Borrower's payment of the Loan Fee and receipt by Silicon, of Subordination Agreements executed by the Creditor's set-forth herein.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                SILICON:

EIP MICROWAVE, INC.                      SILICON VALLEY BANK


By:  /s/ Lewis R. Foster                 By:  /s/ Julie Schneider
     -------------------                 -------------------------
Name:    Lewis R. Foster                 Name:  Julie Schneider
     -------------------                 -------------------------
Title:   President                       Title:      AVP
     -------------------                 -------------------------

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